UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2005

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 9th, 2005, Cambridge Display Technology Limited ("CDT"), a subsidiary of Cambridge Display Technology, Inc. ("the Company"), entered into a joint venture agreement ("JVA") with Sumitomo Chemical Company Limited ("Sumitomo"). The JVA provides for the organisation and capitalisation of Sumation Company Limited ("Sumation"), a limited liability company incorporated under the laws of Japan. The purpose of the JVA is to develop and supply advanced polymer organic light emitting diode ("P-OLED") materials and formulated inks for use in commercial P-OLED displays and lighting applications.

Each party has contributed initial working capital to the Sumation in exchange for a 50% voting and ownership interest. The parties have agreed and are committed to an initial two year budget and additional funds will be requested on an 'as-needed' basis, with equal funding coming from each party.

CDT and Sumitomo have equal representation on the board of Sumation.

The JVA is of indefinite term, but does include provisions for the sale of part or all of CDT's equity stake to Sumitomo at fair market value after a minimum of five years.

In conjunction with the execution of the JVA and effective November 14, 2005, CDT Oxford Limited, a subsidiary of the Company, is licensing materials intellectual property, owned by (or licensed to) CDT Oxford Limited, to Sumation and the Company is executing amendments to existing licenses to Dow (now assigned to Sumitomo) and to Sumitomo to enable Sumitomo (on behalf of itself and as successor to the license to Dow) to sub-license this intellectual property to Sumation. Sumitomo recently acquired Dow Chemical's P-OLED materials business and the acquired intellectual property rights will also be licensed to Sumation.

Throughout the term of the initial two year budget, both Sumitomo and CDT Oxford Limited will provide research and development services for Sumation. After the initial two year period of providing such services, good faith discussions will take place regarding the third and subsequent years.

For an initial period of three years, Sumation will sub-contract its manufacturing requirements to Sumitomo with Sumitomo having the right to sub-contract this manufacturing to its affiliates.

The JVA may be terminated by either party by mutual written agreement, or by one of the parties in the case of a material breach of the other party. In addition, the JVA may be terminated in the event of the bankruptcy or insolvency of either party, or if a 40% interest is acquired in one party by a direct and substantial competitor of the other joint venture party. The JVA will also terminate if Sumitomo acquires 100% of the shares in the joint venture.

The foregoing summary of the material terms of the agreements referred to above is qualified in its entirety by reference to the text of these agreements, which will be filed as exhibits to the Company's annual report on Form 10-K for the year ended December 31, 2005.

Sumitomo is a shareholder in the Company, owning less than 5% of the Company's common stock.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: November 16, 2005	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer